FOUR STAR RESTAURANT MANAGEMENT CORP.
                        FOUR STAR PIZZA FRANCHISING CORP.
                              6900 Jericho Turnpike
                             Syosset, New York 11791




                                       As of July 15, 1998


Mr. David Roderick
Rolling Winds Corp.
139 Ealy Road
P.O. Box W
Claysville, Pennsylvania  15323

Dear David:

     When executed by all of Four Star Restaurant Management Corp. ("Management"), Four Star Pizza Franchising Corp. ("Franchising"), and Rolling Winds Corp. ("Rolling Winds"), this letter will constitute our agreement concerning the termination of any and all obligations under the Asset Purchase Agreement between Franchising and Rolling Winds, dated November 11, 1993 (the "Purchase Agreement"), the Promissory Note in the original principal amount of $50,000 given by Rolling Winds to Franchising, dated November 8, 1993 (the "Note"), the Promissory Note in the original principal amount of $100,000 given by Rolling Winds to Management, dated November 8, 1993 (the "Licensee Note"), and the Master License Agreement between Management and Rolling Winds, dated November 11, 1998 (the "License"), the assignment, transfer, sale, and conveyance by Management to Rolling Winds of the Licensed Information and System, as defined in the Master License Agreement, and related matters between the parties.

     We agree as follows:

     1. Subject to the terms and conditions of this Agreement, effective upon the Closing (defined below): (i) Franchising cancels the Note, the entire outstanding principal debt reflected by the Note, and all accrued interest due thereon, including all past due payments and all installments scheduled for payment between the date hereof and the date of Closing, (ii)

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Management cancels the Licensee Note, the entire outstanding principal debt reflected by the Licensee Note, and all accrued interest due thereon, including all past due payments and all installments scheduled for payment between the date hereof and the date of Closing (iii) Franchising cancels any and all continuing obligations of Rolling Winds under the Purchase Agreement, (iv) Franchising cancels the guaranty given by RDRK, Inc. in connection with the Note and Licensee Note, (v) Franchising and Management terminate the Collateral Assignment of Trademarks given by Rolling Winds in connection with the Note, Licensee Note, and Purchase Agreement (the "Trademark Assignment"), (vi) Franchising and Management cancel the Security Agreement given by Rolling Winds and RDRK, Inc. (the "Security Agreement"), (vii) Management and Rolling Winds terminate the License, including, but not limited to all royalties or other fees due thereunder, (viii) Management assigns, transfers, sells, and conveys to Rolling Winds all of Management's right, title, and interest in and to the Licensed Information and System, as defined in the Master License Agreement, and
(ix) Franchising assigns, transfers, sells, and conveys to Rolling Winds all of Franchising's right, title, and interest in and to the name "Four Star Pizza Franchising Corporation."

     2. In consideration of the foregoing, Rolling Winds agrees to pay to Franchising, on behalf of Management and Franchising, the amount of One Hundred Thousand Dollars ($100,000), payable as follows:

          (a.) the amount of $10,000, by good check, to be paid simultaneously with the signing of this Agreement;

          (b.) the amount of $80,000 at Closing, by certified or cashier's check, made payable to Franchising without intervening endorsement; and

          (c.) the amount of $10,000 at Closing, by delivery of a promissory note in the form attached hereto, which note shall be drawn by Rolling Winds and guaranteed by David Roderick (the "New Note").

     3. The Closing shall occur by mail on August 31, 1998 or such other date as agreed in writing by the parties. If Rolling Winds fails to tender the payments required by Paragraph 2(b.) and (c.), above, on or before August 31, 1998, Franchising may retain the amount paid pursuant to Paragraph 1(a.), above, which the parties agree shall be damages and not a penalty.

     4. The following shall be a condition precedent to Rolling Winds' obligation to close hereunder: at Closing Management and Franchising shall return the Note and Licensee, marked canceled, and shall execute and

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deliver to Rolling Winds all documents reasonably required to reflect the cancellation of the Purchase Agreement, License, Security Agreement, and Trademark Assignment, and to reflect the assignment, transfer, conveyance, and sale of the Licensed Information and System and name "Four Star Pizza Franchising Corporation."

     5. It is the intent of the parties that after the Closing and payment of the consideration described above:

          (a.) There shall be no obligations of Rolling Winds, David Roderick, and/or RDRK, Inc. to Management and/or Franchising, except to the extent reflected in the New Note;

          (b.) All of Management's right, title, and interest to own, operate, and/or license others to own and operate Four Star Pizza stores, throughout the world, to the extent owned by Management as of the date hereof, shall be transferred to Rolling Winds;

          (c.) All of Franchising's right, title, and interest to the name "Four Star Pizza Franchising Corporation" shall have been transferred to Rolling Winds or its designee.

     6. Management warrants and represents to Rolling Winds that it is currently and shall be at the time of Closing, the owner of all of the Licensed Information and System, without encumbrances, to the same extent as described in the Purchase Agreement and License and that it has full power and authority to transfer, assign, sell, and convey the same to Rolling Winds.

     7. Each of the parties covenants and agrees not to disclose to any third party or entity (other than to their respective attorneys and accountants or as they may otherwise be required under applicable law or regulation) any of the financial terms or conditions of this Agreement.

     8. The following shall be a condition precedent to Franchising's obligation to close hereunder: at Closing Rolling Winds shall pay Franchising (i) one half of Franchising's legal fees in connection with this Agreement and (ii) the cost incurred by Franchising to change its name and assign the same to Rolling Winds.

     9. This Agreement: (a) may be executed in any number of counterparts, all of which will be deemed for all purposes one agreement; (b) may not be amended, supplemented or otherwise modified except by a written instrument signed by the party against whom it is sought to be enforced; and (c)

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cannot be assigned by any party without the written consent of the other (any purported assignment in violation of this provision shall be null and void).

     10. This Agreement contains the entire agreement of the parties hereto with respect to the transactions covered hereby and there are no representations, warranties, agreements, understandings or conditions, express or implied, except as set forth herein. If any of the provisions of this Agreement are or shall become unenforceable, the remainder of this Agreement shall nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit of this Agreement.

     11. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to any conflicts of law principles.

     Please sign and return a copy of this letter to signify your agreement to the foregoing.


                                    FOUR STAR RESTAURANT MANAGEMENT CORP.



                                    By:     /s/ Marvin W. Marcus
                                            ------------------------------------
                                                Authorized Signer


                                    FOUR STAR PIZZA FRANCHISING CORP.



                                    By:     /s/ Marvin W. Marcus
                                            ------------------------------------
                                                Authorized Signer


Consented and Agreed:

ROLLING WINDS CORP.


By:      /s/ David Roderick
         ------------------------
           Authorized Signer


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